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                                    EXHIBIT 6

                         CONSENT OF PRICE WATERHOUSE LLP
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the registration statement of the CG Variable Life Insurance Separate Account A on Form S-6 of our report dated February 11, 1997, relating to the consolidated financial statements of Connecticut General Life Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.






PRICE WATERHOUSE, LLP
Hartford, Connecticut
April 24, 1997